Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 12:51 PM 04/28/2009 FILED 12:47 PM 04/28/2009 SRV 090404563 – 4681266 FILE

CERTIFICATE OF FORMATION

OF

NEW CARCO ACQUISITION LLC

This Certificate of Formation of New CarCo Acquisition LLC, dated as of April 28, 2009, is being duly executed and filed by Giorgio Fossati, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq).

1. Name. The name of the limited liability company formed hereby is New CarCo Acquisition LLC (the “Company”).

2. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Giorgio Fossati
Name:	Giorgio Fossati
Title:	Authorized Person

Signature Page to Certificate of Formation of

New CarCo Acquisition LLC

State of Delaware Secretary of State Division of Corporations Delivered 11:10 PM 06/10/2009 FILED 10:47 PM 06/10/2009 SRV 090607799 – 4681266 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF FORMATION

OF

NEW CARCO ACQUISITION LLC

This Certificate of Amendment of the Certificate of Formation of New CarCo Acquisition LLC (the “Company”), dated as of June 10, 2009, is being duly executed and filed by the undersigned, as an authorized person, pursuant to Section 18-202 of the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company to which this Certificate of Amendment relates is New CarCo Acquisition LLC.

SECOND: Section 1 of the Certificate of Formation of the Company is hereby deleted and replaced with the following:

“1. Name. The name of the limited liability company hereby is Chrysler Group LLC (the “Company”).”

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first above written.

NEW CARCO ACQUISITION LLC

By:	/s/ Giorgio Fossati

Name:	Giorgio Fossati
Title:	Vice President and Secretary

[Signature Page to Certificate of Amendment of the Certificate of Formation]